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Exhibit 10.2

HALCÓN RESOURCES CORPORATION

FOURTH AMENDED AND RESTATED
SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION
Adopted Effective as of February 28, 2018

        Each non-employee member serving on the Board of Directors (each, a "Director," and collectively, the "Directors") of Halcón Resources Corporation (the "Company") shall be paid compensation in the form of cash and stock, represented in an annual amount, as set forth in the summary below:

Amount
Annual Retainer:
Cash(1)(2)	$70,000
Stock(3)	$165,000
Additional Annual Retainer:
Lead Director	$25,000
Additional Annual Retainers—Chair:
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$12,500
Reserves Committee Chair	$12,500
Additional Annual Retainers—Committee Member:
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Member	$5,500
Reserves Committee Member	$5,500

(1)
Payable in quarterly installments and pro-rated for partial year terms.

(2)
Any cash compensation to be received by a Director may, at such Director's written election, be paid in the Company's common stock based on the closing market price of the stock on the last trading day of the calendar quarter during which such Director is entitled to receive the cash compensation. A Director's written election to be paid any or all fees in Company stock, rather than in cash, must be delivered to the Company prior to the beginning of the quarter in which he desires to be paid in Company stock and such election shall be irrevocable during that quarter.

(3)
Granted under the Halcón Resources Corporation 2016 Long-Term Incentive Plan; valued at the date of grant, which date shall occur contemporaneously with the annual meeting of shareholders.

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  Exhibit 10.2
HALCÓN RESOURCES CORPORATION FOURTH AMENDED AND RESTATED SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION Adopted Effective as of February 28, 2018